BOYD GAMING CORPORATION 2002 STOCK INCENTIVE PLAN
Notice of Performance Share Unit Award
You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Performance Share Unit Award (the “Notice”), the Boyd Gaming Corporation 2002 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Performance Share Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number:
Date of Award:
Total Number of Restricted Stock Units Awarded (the “Units”):

Vesting Schedule:
For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company.
Subject to the Grantee’s Continuous Service (except as otherwise specifically provided herein) and other limitations set forth in this Notice, the Plan and the Agreement, the Units shall vest in accordance with the following schedule (the “Vesting Schedule”):
Units shall vest based on the extent to which the applicable performance metrics set forth on Exhibit A hereto are satisfied for the period from January 1, 2012 through December 31, 2014 (the “Determination Date”) (the “Performance Metrics”). Based on the Performance Metrics a number of the Units shall vest (the “Vested Units”) as set forth on Exhibit A hereto upon determination by the Company of the Company’s performance against the Performance Metrics, provided that such determination shall be completed no later than March 15, 2015.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.
Boyd Gaming Corporation,
a Nevada corporation

By:
Title: President and CEO
THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED IN THE NOTICE OR THE AGREEMENT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.
Grantee Acknowledges and Agrees:
The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan.
The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.
The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form via email or on the Company’s intranet. By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via email or the Company’s intranet; (ii) represents that the Grantee has access to the email and the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.
The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 9 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date        Grantee’s Signature

Grantee’s Printed Name

Address

City, State & Zip

Award Number: __ ________________
BOYD GAMING CORPORATION 2002 STOCK INCENTIVE PLAN
PERFORMANCE SHARE UNIT AGREEMENT
1.Issuance of Units. Boyd Gaming Corporation, a Nevada corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Share Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance Share Unit Agreement (the “Agreement”) and the terms and provisions of the Boyd Gaming Corporation 2002 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan or the Notice, as applicable.
2.    Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.
3.    Vesting.
(a)    Change in Control and Corporate Transaction. Notwithstanding the Vesting Schedule contained in the Notice, immediately prior to the specified effective date of a Change in Control or a Corporate Transaction (each as defined in the Plan), the Units shall vest assuming achievement of the Performance Metrics at target, provided that such effective date occurs prior to the Determination Date.
(b)    Termination of Continuous Service. Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason (including death or Disability) other than Retirement. In the event the Grantee terminates Continuous Service for any reason (including death or Disability) other than Retirement, any unvested Units held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee. Notwithstanding the definition of “Continuous Service” set forth in the Plan, Continuous Service shall terminate for purposes of this Award in the event of the Grantee’s change in status from Employee to Director or Consultant.
(c)    Retirement. For purposes of this Award, Retirement shall mean termination of the Grantee’s Continuous Service, other than for Cause, after reaching fifty-five (55) years of age with at least ten (10) years of service with the Company or a Related Entity, provided that such termination constitutes a “separation from service” as defined in the regulations under Section 409A of the Code and occurs prior to the specified effective date of a Change in Control or a Corporate Transaction. For the avoidance of doubt, termination of the Grantee’s Continuous Service for death or Disability after reaching fifty-five (55) years of age with at least ten (10) years of service with the Company or a Related Entity shall constitute Retirement, provided that such termination constitutes a “separation from service” as defined in the regulations under Section 409A of the Code and occurs prior to the specified effective date of a Change in Control or a Corporate Transaction. In the event of Retirement, the Grantee shall vest in a portion of the total number of any Units that would have vested had the Grantee’s Continuous Service not terminated, as provided in the Notice and in Exhibit A to the Notice, and shall be converted and issued as provided in Section 4 of the Agreement. The portion described in the preceding sentence shall be determined by multiplying (a) the total number of Units that would have vested had the Grantee’s Continuous Service not terminated, as provided in the Notice and in Exhibit A to the Notice, and (b) the Retirement Ratio. For the purposes of this Award, the Retirement Ratio is the quotient of (a) the number of calendar days that have elapsed during the performance period up to the date of the Grantee’s Retirement plus the Service Credit and (b) the number of calendar days in the performance period or, if a Change of Control or a Corporate Transaction shall have occurred prior to the Determination Date, the number of calendar days in the performance period up to the specified effective date of such Change of Control or Corporate Transaction, provided that the Retirement Ratio shall never exceed one (1). For purposes of this Award, the Service Credit shall be (a) 365, if, at the time of the Grantee’s Retirement, the Grantee has at least ten (10) but less than fifteen (15) years of service with the Company or a Related Entity, (b) 730 if, at the time of the Grantee’s Retirement, the Grantee has at least fifteen (15) but less than twenty (20) years of service with the Company or a Related Entity and (c) 1095 if, at the time of the Grantee’s Retirement, the Grantee has at least twenty (20) years of service with the Company or a Related Entity. For purposes of this Award, Cause shall mean, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
(d)    Leave of Absence. During any authorized leave of absence that exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or any other authorized personal leave.
4.    Conversion of Units and Issuance of Shares.
(a)    General. Subject to Sections 4(b) and 4(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon the vesting date. Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations. Effective upon the consummation of a Corporate Transaction in which the Award is not Assumed, the Award shall terminate. Any fractional Unit remaining after the Award is settled in Shares shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, with respect to Shares issuable in respect of Units that become vested in connection with a Change in Control or a Corporate Transaction (i) that does not constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A of the Code) of the Company and (ii) in which the Award is Assumed, such Shares shall be transferred to the Grantee on the date on which such Shares would have been transferred to the Grantee had such Change in Control or Corporate Transaction not occurred. Notwithstanding the foregoing, with respect to Shares issuable in respect of Units that vest in connection with a Change in Control or a Corporate Transaction (i) that does not constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A of the Code) and (ii) in which the Award is not Assumed, each such Share shall be converted into the consideration received by holders of Shares for each Share in connection with such Change in Control or Corporate Transaction (Share Consideration”) and such Share Consideration shall be transferred to the Grantee on the date on which such Shares would have been transferred to the Grantee had such Change in Control or Corporate Transaction not occurred. For the purposes of this Agreement, the term “Share” will include “Share Consideration” where applicable. Notwithstanding the foregoing, to the extent that the delivery of Shares to the Grantee hereunder are eligible for the exemption from the application of Section 409A of the Code provided under Treasury Regulation Section 1.409A-1(b)(4), such Shares shall be issued no later than March 15th of the year following the calendar year in which the Award vests.
(b)    Delay of Conversion. The conversion of the Units to Common Stock under Section 4(a), above, shall be delayed in the event the Company reasonably anticipates that the issuance of Common Stock would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units to Common Stock is delayed by the provisions of this Section 4(b), the conversion of the Units to Common Stock shall occur at the earliest date at which the Company reasonably anticipates issuing the Common Stock will not cause a violation of federal securities laws or other applicable law. For purposes of this Section 4(b), the issuance of Common Stock that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.
(c)    Delay of Issuance of Shares. The Company shall delay the delivery of any shares of Common Stock under this Section 4 to the Grantee to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any shares of Common Stock to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be delivered on the first business day following the expiration of such six (6) month period.
5.    Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.
6.    Tax Liability.
(a)    Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award and any Shares issued pursuant to it, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant and settlement of the Award and the subsequent sale of Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.
(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.
(i)    By Share Withholding. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Company shall withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.
(ii)    By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.
(c)    Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.
7.    Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
8.    Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
9.    Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
10.    Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the District of Nevada (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Nevada state court in Clark County, Nevada) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
11.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
12.    Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.
END OF AGREEMENT